UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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PARALLAX HEALTH SCIENCES, INC.

(Name of registrant as specified in its charter)

Copies to:

Peter Hogan, Esq.

Buchalter

1000 Wilshire Blvd., Suite 1500

Los Angeles, CA 90017

(213) 891-0700

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PARALLAX HEALTH SCIENCES, INC.

1327 Ocean Avenue, Suite B

Santa Monica, CA 90401

NOTICE OF ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the holders of more than a majority of the voting power of the stockholders of Parallax Health Sciences, Inc., a Nevada corporation (the “Company” “we,” “us,” or “our”), have approved the following action without a meeting of stockholders in accordance with Section 78.315 of the Nevada Revised Statutes:

The approval of an amendment to our articles of incorporation to increase our authorized shares of common stock from 250,000,000 to 500,000,000. The action will become effective on or about the 20th day after the definitive information statement is mailed to our stockholders.

Stockholders of record at the close of business on December 24, 2018 (the “Record Date”), are entitled to receive a copy of this information statement.

The enclosed information statement contains information pertaining to the matters acted upon.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY

For the Board of Directors of

PARALLAX HEALTH SCIENCES, INC.

Dated: January 8, 2019	/s/ Paul R. Arena
Paul R. Arena
Chief Executive Officer and Director

SCHEDULE 14C INFORMATION STATEMENT

Pursuant to Regulation 14C of the Securities Exchange Act of 1934, as amended

PARALLAX HEALTH SCIENCES, INC.

1327 Ocean Avenue, Suite B,

Santa Monica, CA,90401

(310) 899-4442

ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

This information statement is being furnished in connection with the action by written consent of stockholders taken without a meeting of a proposal to approve the actions described in this information statement. We are mailing this information statement to our stockholders of record on December 24, 2018.

What action was taken by written consent?

We obtained stockholder consent for the approval of an amendment to our articles of incorporation to increase our authorized shares of common stock, $0.001 par value (the “Common Stock”), from 250,000,000 to 500,000,000.

How many shares of voting stock were outstanding on December 24, 2018?

On December 24, 2018, the date we received the consent of the holders of a majority of the voting power of our stockholders, there were 152,338,141 shares of Common Stock outstanding.

What vote was obtained to approve the amendment to the articles of incorporation described in this information statement?

We obtained the approval of the holders of 78,729,767 shares of Common Stock, or approximately 51.69% of the voting power of our common stockholders on the amendment to our articles of incorporation.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information included in this Information Statement may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This information may involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe the Company's future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that these projections included in these forward-looking statements will come to pass. The Company's actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. The Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

AMENDMENT TO THE ARTICLES OF INCORPORATION

TO INCREASE AUTHORIZED SHARES OF COMMON STOCK

FROM 250,000,000 TO 500,000,000

Our board of directors and the holders of a majority of the voting power of our stockholders have approved an amendment to our articles of incorporation to increase our authorized shares of Common Stock from 250,000,000 to 500,000,000. The increase in our authorized shares of Common Stock will become effective upon the filing of the amendment to our articles of incorporation with the Secretary of State of the State of Nevada. We will file the amendment to our articles of incorporation to effect the increase in our authorized shares of Common Stock (the “Amendment”) approximately (but not less than) 20 days after the definitive information statement is filed and mailed to stockholders of record.

The form of articles of amendment to be filed with the Secretary of State of the State of Nevada is set forth as Exhibit A to this information statement.

Outstanding Shares and Purpose of the Amendment

Our articles of incorporation currently authorize us to issue a maximum of 250,000,000 shares of Common Stock, par value $0.001 per share.  As of December 24, 2018, we had 152,338,141 shares of Common Stock issued and outstanding.

The board of directors believes that the increase in our authorized Common Stock will provide the Company greater flexibility with respect to the Company’s capital structure for purposes including additional equity financings and stock-based acquisitions.

Effects of the Increase in Authorized Common Stock

The additional shares of Common Stock will have the same rights as the presently authorized shares, including the right to cast one vote per share of Common Stock. Although the authorization of additional shares will not, in itself, have any effect on the rights of any holder of our Common Stock, the future issuance of additional shares of Common Stock (other than by way of a stock split or dividend) would have the effect of diluting the voting rights and could have the effect of diluting earnings per share and book value per share of existing stockholders.

At present, the board of directors has no plans to issue the additional shares of Common Stock authorized by the Amendment. However, it is possible that some of these additional shares could be used in the future for various other purposes without further stockholder approval, except as such approval may be required in particular cases by our charter documents, applicable law or the rules of any stock exchange or other quotation system on which our securities may then be listed. These purposes may include: raising capital, providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies, and expanding the Company’s business or product lines through the acquisition of other businesses or products.

We could also use the additional shares of Common Stock that will become available pursuant to the Amendment to oppose a hostile takeover attempt or to delay or prevent changes in control or management of the Company. Although the board’s approval of the Amendment was not prompted by the threat of any hostile takeover attempt (nor is the board currently aware of any such attempts directed at the Company), nevertheless, stockholders should be aware that the Amendment could facilitate future efforts by us to deter or prevent changes in control of the Company, including transactions in which stockholders of the Company might otherwise receive a premium for their shares over then current market prices.

BENEFICIAL OWNERSHIP OF SECURITIES AND SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth, as of December 24, 2018, certain information with respect to the beneficial ownership of its common stock by each stockholder known by the Company to be the beneficial owner of more than 5% of its common stock and by each of its current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership [1]		Percentage of Shares of Common Stock
Montecito BioSciences, Ltd. 1327 Ocean Avenue, Suite B Santa Monica, CA 90401	38,156,227	[2]	25.05%
Edward W. Withrow III 1327 Ocean Avenue, Suite B Santa Monica, CA 90401	7,631,245	[2] [4] [5]	5.01%
Withrow Sinclair & Co. 1327 Ocean Avenue, Suite B Santa Monica, CA 90401	5,721,900	[4]	3.76%
M. Katsuka Sandoval 1327 Ocean Avenue, Suite B Santa Monica, CA 90401	5,000,000	[5]	3.28%
AvantGarde LLC 3194 Quarry Road Manchester, NJ 08759	4,960,310	[3]	3.26%
Jorn & Jennifer Gorlach 3194 Quarry Road Manchester, NJ 08759	4,578,747	[3]	3.01%
Calli R. Bucci 1327 Ocean Avenue, Suite B Santa Monica, CA 90401	7,452,992 1,000,000	[7]	4.89% ESOP/ICP
Paul R. Arena 1327 Ocean Avenue, Suite B Santa Monica, CA 90401	5,000,000 1,250,000	[6] [6]	3.28% ESOP/ICP
Nathaniel T. Bradley 1327 Ocean Avenue, Suite B Santa Monica, CA 90401	5,228,346 500,000	[8] [9]	3.43% ESOP/ICP
Edward W. Withrow Jr. 133 Cumberland Way Alameda, CA 94502	1,034,187 750,000	[10]	0.68% ESOP/ICP
John L. Ogden Two Riverway, Suite 1710 Houston, TX 77056	2,316,964 500,000	[10]	1.52% ESOP/ICP
Total	87,080,918		57.17%
	4,000,000		ESOP/ICP

Directors and officers as a group (5 shareholders)	21,032,489		13.81%
More than 5% ownership (6 shareholders)	66,048,429		43.36%
Total	87,080,918		57.17%

[1]Based upon 152,338,141 shares issued and outstanding at December 24, 2018. The number and percentage of shares beneficially owned is determined under rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose.

[2]5% shareholder Montecito BioSciences Ltd. controlled by Edward W. Withrow III, 5% shareholder (47.7%) and Dr. Jorn Gorlach (25%).

[3]5% shareholder Avantgarde LLC controlled by to Dr. Jorn Gorlach.

[4]5% shareholder Withrow Sinclair & Co. controlled by to Edward W. Withrow III, 5% shareholder.

[5]5% shareholder M. Katsuka Sandoval by marriage to Edward W. Withrow III.

[6]Per Employment Agreement dated July 7, 2017, restricted stock award of 10,000,000 common shares and 5,000,000 stock options, of which 5,000,000 and 1,250,000, respectively, were vested at December 24, 2018.

[7]Per Executive Agreement dated January 1, 2018, 1,000,000 stock options granted, of which 1,312,500 were vested at December 24, 2018.

[8]Shares held by Bradley Bros, LLC, controlled by Nathaniel T. Bradley, director.

[9]Per Employment Agreement dated August 1, 2017, 2,000,000 stock options granted, of which 500,000 were vested at December 24, 2018.

[10]Stock options fully vested.

DESCRIPTION OF SECURITIES

General

The authorized capital stock of our company consists of 260,000,000 shares of capital stock, consisting of 250,000,000 shares of Common Stock and 10,000,000 shares of preferred stock.  As of the Record Date, there were 152,338,141 shares of Common Stock and 1,013,691 shares of Preferred Stock issued and outstanding.

Preferred Stock

The holders of the Preferred Stock have no voting rights. Series A and Series B preferred shares are convertible into the Company’s common stock at a rate of 20 shares of common stock for each preferred share held.  Series C preferred shares are convertible into the Company’s common stock at a rate of 41.67 shares for each preferred share held.  Series B and Series C preferred shares were issued with 50% warrant coverage for a period of two (2) years, to purchase shares of the Company's common stock at a price of $0.20-$0.25 per share.  The number of shares of common stock underlying the warrants and the exercise price are subject to adjustment upon certain events. The outstanding shares of Preferred Stock automatically convert into common stock upon the election of the holders of a majority of the then outstanding shares of Preferred Stock. Dividends are payable semi-annually on the Company’s Series A preferred stock at a rate of 7% per annum, 10% per annum on Series B preferred stock, and 8% per annum on Series C preferred stock.  Dividends may be paid in kind, at the option of the Company, to the extent that if the Company is not legally permitted to distribute cash dividends, it shall pay dividends in the form of preferred shares equal to the amount of the dividend. No dividends have been declared on the Company’s preferred stock. In the event of any liquidation, dissolution, winding-up or sale or merger of the Company, whether voluntarily or involuntarily, each holder of Preferred Stock is entitled to receive, in preference to the holders of common stock, a per-share amount equal to the original issue price plus all declared but unpaid dividends.

As of December 24, 2018, the Company had 823,691 shares of  Series A, 40,000 shares of Series B, and 150,000 shares of Series C convertible preferred stock issued and outstanding.

Common Stock

Holders of Common Stock are entitled to one vote for each share on all matters submitted to a shareholder vote. Holders of Common Stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of Common Stock voting for the election of directors can elect all of the directors. Holders of Common Stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our shareholders. A vote by the holders of a majority of the outstanding shares is required to effectuate certain fundamental corporate changes, such as liquidation, merger or an amendment to the articles of incorporation. Holders of Common Stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the Common Stock. Holders of the Common Stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Common Stock.

DISSENTER’S RIGHTS

Under the Nevada Revised Statutes, holders of shares of Common Stock are not entitled to dissenters’ rights with respect to any aspect of the Amendment, and we will not independently provide holders with any such right.

INTEREST OF CERTAIN PERSONS IN THE AMENDMENT

No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the Amendment which is not shared by all other holders of the shares of Common Stock.

AVAILABLE INFORMATION

We are subject to the information and reporting requirements of the Exchange Act and in accordance with such Act we file periodic reports, documents and other information with the Securities and Exchange Commission relating to our business, financial statements and other matters. Such reports and other information may be inspected and are available for copying at the public reference facilities of the Securities and Exchange Commission at 100 F Street, N.E., Washington D.C. 20549 or may be accessed at www.sec.gov.

PARALLAX HEALTH SCIENCES, INC.

Dated: January 8, 2019	/s/ Paul R. Arena
Paul R. Arena
Chief Executive Officer and Director